UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2014

Comcast Corporation

(Exact Name of Registrant

as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In connection with a planned financing by Charter Communications, Inc. (“Charter”) relating to the transactions agreement dated April 25, 2014 between Comcast Corporation (“Comcast”) and Charter, Charter intends to file a Form 8-K with the Securities and Exchange Commission. Charter’s Form 8-K will include certain historical combined financial statements for the Comcast Cable Systems to be Contributed to Midwest Cable, Inc., or SpinCo, which is a newly formed entity that Comcast intends to spin-off to its shareholders. Accordingly, Comcast is furnishing the audited combined financial statements of Comcast Cable Systems to be Contributed to Midwest Cable, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and the unaudited condensed combined financial statements of Comcast Cable Systems to be Contributed to Midwest Cable, Inc. as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Comcast does not intend for this Item 7.01, Exhibit 99.1 or Exhibit 99.2 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01. Exhibits

Exhibit Number	Description

99.1	Audited Combined Financial Statements of Comcast Cable Systems to be Contributed to Midwest Cable, Inc. as of December 31, 2013 and 2012 and for each of the Three Years in the Period Ended December 31, 2013

99.2	Unaudited Condensed Combined Financial Statements of Comcast Cable Systems to be Contributed to Midwest Cable, Inc. as of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date: October 29, 2014	By:	/s/ Lawrence J. Salva
Name: Lawrence J. Salva
Title: Senior Vice President, Chief Accounting Officer and Controller